                                                                EXHIBIT 99(d)(7)

                             CENTURION FUNDS, INC
                               ON BEHALF OF THE
                      Centurion International Equity Fund

                                    FORM OF
                       INVESTMENT SUB-ADVISORY AGREEMENT


                                               November    , 1998

Friends Ivory & Sime, Inc
One World Trade Center  - Suite 2101
New York, New York  10048-0080

Dear Sirs:

        Under an investment management agreement (the "Management Agreement") between Centurion Funds, Inc., a Maryland corporation (the "Fund"), and Centurion Trust Company (the "Manager"), the Manager serves as investment manager to the Centurion International Equity Fund (the "Portfolio"), a series of the Fund. The Manager hereby confirms its agreement with Friends Ivory & Sime, Inc. (the "Sub-adviser") with respect to the Sub-adviser's serving as an investment sub-adviser to the Portfolio, as follows:

        Section 1.  Investment Description; Appointment
                    -----------------------------------

        (a) The Fund desires to employ the Portfolio's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Fund's Articles of Incorporation dated August 20, 1998, as amended from time to time (the "Articles"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Fund's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), and in such manner and to such extent as may from time to time be approved by the Fund's Board of Directors. Copies of the Prospectus, the Statement of Additional Information and the Articles have been or will be submitted to the Sub-adviser.

        (b) The Manager, with the approval of the Fund, hereby appoints the Sub-adviser to act as an investment sub-adviser to the Portfolio for the periods and on the terms set forth in this Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services set forth below for the compensation herein provided.

        Section 2.  Services as Sub-adviser
                    -----------------------

        (a) Subject to the supervision and direction of the Manager, the Sub-adviser will manage the portion of the Portfolio's assets allocated to the Sub-adviser upon the recommendation of the Manager and the review of the Fund's Directors ("Allocated Assets") in accordance with: (1) the Articles, (2) the Investment Company Act of 1940, as amended (the "Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), all applicable rules and regulations thereunder and all other applicable laws and regulations, (3) the Portfolio's investment objective and policies as stated in the Prospectus and Statement of Additional

Information, and (4) investment parameters provided by the Manager from time to time and procedures adopted by the Fund's Directors. The Manager may, in its absolute discretion and upon notice to the Sub-adviser, increase or decrease the Allocated Assets. In connection therewith, the Sub-adviser will:

                (i) provide a continuous investment program for the Allocated Assets, including investment research and determining whether to purchase, retain or sell securities and other investments on behalf of the Portfolio. The Sub-adviser is hereby authorized to execute, or place orders for the execution of, all transactions on behalf of the Portfolio with respect to the Allocated Assets;

               (ii) assist the Fund's custodians and accounting agent in determining or confirming, consistent with the procedures and policies stated in the Prospectus and Statement of Additional Information, the value of any portfolio securities or other portfolio assets represented in the Allocated Assets for which the custodians and accounting agent seek assistance from or identify for review by the Sub-adviser;

               (iii) monitor the execution of transactions and the settlement and clearance of the Portfolio's securities transactions represented in the Allocated Assets;

               (iv) exercise voting rights in respect of portfolio securities represented in the Allocated Assets; and

               (v) provide reports to the Fund's Directors for consideration at quarterly meetings of the Board on the investment program for the Allocated Assets and the issuers and securities represented in the Allocated Assets, and furnish the Manager and the Fund's Directors with such periodic and special reports as the Fund or the Manager may reasonably request.

        (b) In connection with the performance of the services of the Sub-adviser provided for herein, the Sub-adviser may contract at its own expense with third parties for the acquisition of research, clerical services and other administrative services that would not require such parties to be required to register as an investment adviser under the Advisers Act; provided that the Sub-adviser shall remain responsible and liable for the performance of its duties hereunder.

        Section 3.  Execution of Transactions
                    -------------------------

        (a) The Sub-adviser agrees that it will execute transactions for the Portfolio with respect to Allocated Assets only through brokers or dealers appearing on a list of brokers and dealers approved by the Manager. The Sub-adviser may place orders with respect to Allocated Assets with Mutual Management Corp. or its affiliates in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

        (b) In executing transactions for the Portfolio, selecting brokers or dealers and negotiating any brokerage commission rates, the Sub-adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate.

        (c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable the Sub-adviser may consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-adviser or to the Manager for use on behalf of the Portfolio and/or other accounts over which the Sub-adviser or the Manager, or an affiliate of either, exercise investment discretion.

        (d) The Sub-adviser will not effect orders for the purchase or sale of securities on behalf of the Portfolio through brokers or dealers as agents.

        (e) In connection with the purchase and sale of securities for the Portfolio, the Sub-adviser will provide such information as may be reasonably necessary to enable the Fund's custodians and administrator to perform their administrative and recordkeeping responsibilities with respect to the Portfolio.

        Section 4.  Information Provided to the Manager and the Fund; Certain
                    ---------------------------------------------------------
Representations of the Sub-adviser
----------------------------------

        (a) The Sub-adviser agrees that it will make available to the Manager and the Fund promptly upon their request copies of all of its investment records and ledgers with respect to the Portfolio, including without limitation records relating to trading by employees of the Sub-adviser for their own accounts and on behalf of other clients, to assist the Manager and the Fund in monitoring compliance with the Act and the Advisers Act, as well as other applicable laws and guidelines. The Sub-adviser agrees to cooperate with the Fund and the Manager and their respective representatives in connection with any such monitoring efforts. The Sub-adviser will furnish the Fund's Directors with respect to the Portfolio such periodic and special reports as the Manager and the Directors may reasonably request.

        (b) The Sub-adviser agrees that it will immediately notify the Manager and the Fund: (i) in the event that the Sub-adviser or any of its affiliates becomes subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment sub-adviser pursuant to this Agreement, or becomes or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (ii) of a change in the Sub-adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement; (iii) of any reorganization or change in the Sub-adviser, including any change in its ownership or key employees; or (iv) upon having a reasonable basis for believing that, as a result of the Sub-adviser's managing the Allocated Assets, the Portfolio's investment portfolio has ceased to adhere to the Portfolio's investment objectives, policies and restrictions as stated in the Prospectus or Statement of Additional Information or is otherwise in violation of applicable law.

        (c) The Sub-adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission; and it further agrees to notify the Manager and the Fund immediately of any material fact known to the Sub-adviser respecting or relating to the Sub-adviser that is not contained in the Prospectus or Statement of Additional Information, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

        (d) The Sub-adviser represents and warrants that it is an investment adviser registered under the Advisers Act and other applicable laws and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-adviser has supplied the Manager and the Fund copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply the Manager and the Fund, promptly upon preparation thereof, copies of all amendments or restatements of such document. The Sub-adviser further represents that the statements contained in its Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. The Sub-adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form and to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement. The Sub-adviser acknowledges that it is an "investment adviser" to the Portfolio within the meaning of the Act and the Advisers Act.

        (e) The Sub-adviser represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the Act and will provide the Fund with any amendments to such Code.

        Section 5.  Books and Records
                    -----------------

        (a) In compliance with the requirements of Rule 31a-3 under the Act, the Sub-adviser hereby agrees that all records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any such records upon the Fund's request. The Sub-adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein

        (b) The Sub-adviser hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that the Sub-adviser renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Portfolio are being conducted in a manner consistent with applicable laws and regulations.

        Section 6.  Proprietary and Confidential Information
                    ----------------------------------------

        (a) The Sub-adviser agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Portfolio, the Manager and prior, present or potential shareholders of the Fund and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing of the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities.

        (b) The Sub-adviser represents and warrants that neither it nor any affiliate will use the name of the Fund, the Portfolio, the Manager or any of their affiliates in any prospectus, sales literature or other material in any manner without the prior written approval of the Fund or the Manager, as applicable.

        Section 7.  Compensation
                    ------------

        (a) In consideration of services rendered pursuant to this Agreement, the Manager will pay the Sub-adviser a fee that is computed daily and paid monthly at the following annual rates of average daily net assets of the
Portfolio: 0.30% of the Portfolio's average daily net assets up to $50 million, 0.275% of the Portfolio's average daily net assets up to $100 million and 0.25% of the Portfolio's average daily net assets in excess of $100 million, multiplied by a fraction, the numerator of which is the average daily value of Allocated Assets and the denominator of which is the average daily value of the Portfolio's total assets (the "Portfolio Advisory Fee").

        (b) The Portfolio Advisory Fee for the period from the date of this Agreement becomes effective to the end of the month during which this Agreement becomes effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

        (c) For the purpose of determining fees payable to the Sub-adviser, the value of the Portfolio's net assets shall be computed at the time and in the manner specified in the Prospectus and/or the Statement of Additional Information.

        (d) The Sub-adviser shall have no right to obtain compensation directly from the Portfolio or the Fund for services provided hereunder and agrees to look solely to the Manager for payment of fees due.

        Section 8.  Costs and Expenses
                    ------------------

        During the term of this Agreement, the Sub-adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it and the Fund.

        Section 9.  Standard of Care
                    ----------------

        The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or the Fund in connection with the matter to which this Agreement relates, except that the Sub-adviser shall be liable for a loss resulting from a breach of fiduciary duty by the Sub-adviser with respect to the receipt of compensation for services; provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Manager or the Fund or to holders of the Fund's shares representing interests in the Portfolio to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Agreement.

        Section 10.  Services to Other Companies or Accounts
                     ---------------------------------------

        (a) It is understood that the services of the Sub-adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-adviser to perform its services under this Agreement.

        (b) On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as of other investment advisory clients of the Sub-adviser, the Sub-adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in a manner that is fair and equitable in the exercise of its fiduciary obligations to the Portfolio and to such other clients. The Sub-adviser shall provide to the Manager and the Fund all information reasonably requested by the Manager and the Fund relating to the decisions made by the Sub-adviser regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Portfolio and the Sub-adviser's other investment advisory clients.

        (c) The Fund and the Manager understand and acknowledge that the persons employed by the Sub-adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-adviser or any affiliate of the Sub-adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that those activities do not adversely affect the ability of the Sub-adviser to perform its services under this Agreement.

        Section 11.  Duration and Termination
                     ------------------------

        (a) This Agreement shall become effective on November   , 1998 or, if
a later date, the date it is approved by shareholders of the Portfolio, and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or
(ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

        (b) Notwithstanding the foregoing, this Agreement may be terminated, without penalty (i) by the Manager at any time, upon sixty (60) days' written notice to the Sub-adviser and the Fund, (ii) at any time by vote of a majority of the Fund's Directors or by vote of the majority of the Portfolio's outstanding voting securities, upon notice to the Manager and the Sub-adviser, or (iii) by the Sub-adviser at any time upon sixty (60) days' written notice to the Manager and the Fund.

        (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act) by any party hereto.

        (d) In the event of termination of this Agreement for any reason, all records relating to the Portfolio kept by the Sub-adviser shall promptly be returned to the Manager or the Fund, free from any claim or retention of rights in such records by the Sub-adviser.

        Section 12.  Amendments
                     ----------

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.

        Section 13.  Notices
                     -------

        All communications hereunder shall be given (a) if to the Sub-adviser, to Friends Ivory & Sime, Inc., One World Trade Center Suite 2101, New York, NY 10022 (Attention: George Walker), telephone: 212-390-1895, telecopy: 212-321-2085, and (b) if to the Manager or the Fund, c/o Centurion Trust Company, 2425 East Camelback Road, Suite 530, Phoenix, Arizona 85016-4228 (Attention: Gerard
P. Dipoto, Jr.), telephone: (602)957-9789 (x236), telecopy: (602)957-9788.

        Section 14.  Miscellaneous
                     -------------

        (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Sub-advisers Act, or rules or orders of the SEC thereunder.

        (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect.

        (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

        (d) Nothing herein shall be construed as constituting the Sub-adviser as an agent of the Fund or the Manager.

        (e) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.

If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                    CENTURION TRUST COMPANY

                                    By:  ____________________________
                                         Name:  Gerard P. DiPoto, Jr.
                                         Title:  President

Accepted:
Friends Ivory & Sime, Inc.

By:  ______________________________
     Name:
     Title: